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                                                                  Exhibit 10(a)1


                            DATE : 5th December 2007


                            CHINA ENTERPRISES LIMITED
                                   (as Vendor)


                                       AND


                             MARTIN PACIFIC LIMITED
                                 (as Purchaser)


           -----------------------------------------------------------
                                    AGREEMENT
           FOR SALE AND PURCHASE OF THE ENTIRE ISSUED SHARE CAPITAL OF
                            MANWIDE HOLDINGS LIMITED
           -----------------------------------------------------------

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THIS AGREEMENT is dated the 5th day of December 2007

BETWEEN:

(1) CHINA ENTERPRISES LIMITED, a company incorporated under the laws of Bermuda with limited liability and having its registered office situated at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda (the "VENDOR"); and

(2) MARTIN PACIFIC LIMITED, a company incorporated under the laws of British Virgin Islands with limited liability and having its registered address situated at OMC Chambers, P.O. Box 3152. Road Town, Tortola, British Virgin Islands (the "PURCHASER").

WHEREAS:

(A) MANWIDE HOLDINGS LIMITED (the "COMPANY") is a company incorporated with limited liability under the laws of the British Virgin Islands and has an authorized share capital of US$50,000 divided into 50,000 shares (the "SHARES") of US$1.00 each, of which 1 Share (the "SALE SHARE") has been issued and are fully paid, which is beneficially owned by the Vendor. Further information and particulars of the Company as at the date of this Agreement and as at Completion are set out in Part A of Schedule 1.

(B) THE ROSEDALE LUXURY HOTEL & SUITES LIMITED ("ROSEDALE") is a company incorporated with limited liability under the laws of the PRC and has a registered share capital of US$20,000,000.00, fully paid and is beneficially owned by the Company. Further information and particulars of Rosedale as at the date of this Agreement and as at Completion are set out in Part B of Schedule 1.

(C) The Vendor has agreed to sell and the Purchaser has agreed to purchase or procure the purchase of the Sale Share on the terms and conditions of this Agreement.


NOW IT IS HEREBY AGREED AS FOLLOWS:


1.   INTERPRETATION

1.1 In this Agreement (including the Recitals and the Schedules), unless the context otherwise requires, the following words and expressions shall have the following meanings ascribed to each of them below:

     "ACCOUNTS"         the audited financial statements (or where audited
                        financial statements are not available for whatever reasons, the management accounts duly certified true and correct by the directors of the relevant company) of each of the Company and Rosedale for the year ended
                        31 December 2006 which comprise at least a balance sheet as at 31 December 2006 and an income statement for the year then ended;

     "ACCOUNTS DATE"    30 November 2007;

     "AGREEMENT"        this agreement for the sale and purchase of the Sale

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                        Share, as amended or supplemented from time to time;

"BUSINESS DAY"          A day (other than Saturdays and days on which a tropic
                        cyclone warning No. 8 or above or a black rainstorm warning signal is hoisted in Hong Kong at any time between 9:00 a.m. and 5:00 p.m.) on which licensed banks in Hong Kong are generally open for business normal business hours;

"COMPANY"               has the meaning ascribed to it in Recital (A);

"COMPANIES ORDINANCE"   the Companies Ordinance (Chapter 32 of the Laws of
                        Hong Kong);

"COMPLETION"            completion of this Agreement for the sale and purchase
                        of the Sale Share in accordance with Clause 4;

"COMPLETION DATE"       means the date of signing of this Agreement;

"CONSIDERATION"         the total sum of HK$500,000.00 payable by the Purchaser
                        to the Vendor for the purchase of the Sale Share pursuant to Clause 3;

"ENCUMBRANCE"           includes any option, right to acquire, right of
                        pre-emption, mortgage, charge, pledge, lien, hypothecation, title retention, right of set off, claim, counterclaim, trust arrangement or other security, any equity or restriction (including any restriction imposed under the Companies Ordinance or other applicable laws or regulations) or other adverse rights and interests of all kinds and descriptions and "ENCUMBER" shall be construed accordingly;

"GROUP"                 the Company and its subsidiary(ies), from time to time;

"HK$"                   Hong Kong dollars, the lawful currency of Hong Kong;

"HK GAAP"               the generally accepted accounting principles in Hong
                        Kong;

"HONG KONG"             the Hong Kong Special Administrative Region of the PRC;

"LIABILITIES"           indebtedness, obligations and liabilities (whether
                        actual, contingent, current, deferred or otherwise)
                        (including but not limited to Tax obligations and liabilities);

"MANAGEMENT ACCOUNTS"   the unaudited management accounts duly certified true
                        and correct by the directors of each of the Company and Rosedale for the eleven months ended on the Accounts
                        Date which comprises at least a balance sheet as at the Accounts Date an income statement for the eleven months then ended;

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     "PRC"                   the People's Republic of China, which for the
                             purpose of this Agreement, excludes Hong Kong, the Macau Special Administrative Region of the PRC and Taiwan;

     "PRC GAAP"              the generally accepted accounting principles in the
                             PRC;

     "SALE SHARE"            has the meaning ascribed to it in Recital (A);

     "ROSEDALE"              has the meaning ascribed to it in Recital (B);

     "SHARE(S)"              has the meaning ascribed to it in Recital (A);

     "TAXATION" OR "TAX"     all forms of taxation whenever created or imposed
                             and whether in Hong Kong, PRC, the British Virgin
                             Islands or elsewhere and without limiting the generality of the foregoing, includes all forms of profits tax, interest tax, salaries tax, property tax, estate duty, stamp duty, sales tax, any provisional tax, customs and import duty and any amount equal to any deprivation of any relief, allowance, set off, deduction in computing profits or rights to repayment of taxation granted by or pursuant to any legislation concerning or otherwise relating to taxation and also includes in addition and without prejudice to the foregoing, all fines, penalties, costs, charges, expenses and interests relating thereto;

     "US$" United States dollars, the lawful currency of the United States of America;

     "WARRANTIES"            the representations, warranties and undertakings
                             and indemnities made or given by the Vendor to the Purchaser in this Agreement (including but not limited to Schedule 2) and "WARRANTY" shall be construed accordingly; and

1.2 The headings of this Agreement are inserted for convenience only and shall be ignored in construing this Agreement.

1.3 Unless the context otherwise requires, references in this Agreement to the singular shall be deemed to include references to the plural and vice versa; and references to one gender shall include all genders and references to any person shall include an individual, firm, body corporate or unincorporated.

1.4 References in this Agreement to clauses and schedules are references to clauses and schedules of this Agreement and references to sub-clauses and paragraphs are unless otherwise stated, references to sub-clauses and paragraphs of the clause, sub-clause or, as appropriate, the schedule in which the reference appears.

1.5 Reference to a "SUBSIDIARY" shall be construed in accordance with section 2 of the Companies Ordinance.

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1.6  Reference to any ordinance, regulation or other statutory provision in this
     Agreement includes reference to such ordinance, regulation, provision or rule as modified, consolidated or re-enacted from time to time.

1.7 The Schedules comprise schedules of this Agreement and form part of this Agreement.


2.   SALE AND PURCHASE OF THE SALE SHARE

2.1 Subject to the terms and conditions of this Agreement, the Vendor as beneficial owner of the Sale Share shall sell and the Purchaser shall, relying on the Warranties and indemnities herein contained, purchase or procure the purchase of the Sale Share, with full title guarantee with effect from the date of this Agreement free from all Encumbrances together with all rights now or hereafter attaching or accruing thereto including but not limited to all dividends paid, declared and/or made in respect thereof on or after the date of this Agreement.

2.2 The Vendor represents and warrants that there are no pre-emption rights and any other restrictions on the transfer of the Sale Share, whether conferred by the memorandum and articles of association of the Company or otherwise.


3.   CONSIDERATION

     The consideration for the sale and purchase of the Sale Share shall be the sum of HK$500,000.00 (the "CONSIDERATION"), which shall be satisfied by the Purchaser upon Completion, by a cheque drawn on a licensed bank in Hong Kong, payable by the Purchaser to the Vendor or to such other party at such other time as the Vendor may direct.


4.   COMPLETION

4.1 Completion shall take place at the office of the Vendor at 31st Floor, Bank of America Tower, 12 Harcourt Road, Central, Hong Kong on the Completion Date at 4:00 p.m. (or at such other place and time as the parties may agree in writing) when all acts and requirements set out in this Clause 4 shall be complied with.

4.2 On Completion, the Vendor shall deliver, or procure the delivery, to the Purchaser of all the following:

     (a) duly executed instrument of transfer, in respect of the transfer of the Sale Share by the Vendor in favour of the Purchaser or such other nominee as the Purchaser may direct and such other documents as may be required to give a good and effective transfer of title to the Sale Share to the Purchaser or such nominee and to enable the Purchaser or such nominee to become the registered and beneficial holder thereof free from all Encumbrances to the Purchaser's satisfaction;

     (b) the original share certificate in respect of the Sale Share and/or other evidence as may be required by the Purchaser showing that the Vendor is the beneficial owner of the Sale Share free from all Encumbrances;

     (c) original of the resolutions of the relevant directors of the Company and Rosedale to in Clauses 4.3 and 4.4, together with a letter under seal from each of the relevant persons referred to under Clauses 4.3(c) and 4.4(c) acknowledging it/he/she has no claim outstanding for compensation or otherwise against the Company and Rosedale (as the case may be);

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     (d)  (i)   all statutory records and books of the Company and Rosedale
                (which shall be written up to date) and all unissued share certificates (if any);

          (ii) all common seals and all rubber stamps, cheque books, cheque stubs and bank statements, receipt books, all current insurance policies, books and accounts and title deeds and evidence of ownerships to all assets and all current contracts and all other accounting records;

          (iii) all correspondence and other documents belonging to the Company and Rosedale (including its constitutional documents); and

          (iv)  such other documents as the Purchaser may reasonably request;

     (e) written confirmation of the Vendor that it is not aware of any matter or thing which is in breach of or inconsistent with any of the Warranties; and

4.3 The Vendor shall procure the passing of resolutions by the director(s) of the Company pursuant to which the following matters, among other matters, shall be dealt with and approved:

     (a) the transfer of the Sale Share to the Purchaser or its nominee and its registration as holder of the Sale Share and the issue of a new share certificate in relation thereto;

     (b) such person(s) as the Purchaser may nominate to be validly appointed as director(s) of the Company with effect from the Completion Date; and

     (c) the resignation of all director(s) and secretary (if any) of the Company with effect from the Completion Date.

4.4 The Vendor shall procure the passing of resolutions by the director(s), and if required the shareholders of Rosedale pursuant to which the following matters, among other matters, shall be dealt with and approved:

     (a) such person(s) as the Purchaser may nominate to be validly appointed as director(s) of Rosedale with effect from the Completion Date;

     (b) such person as the Purchaser may nominate to be validly appointed as the authorized representative of Rosedale with effect from the Completion Date;

     (c) such person(s) as the Purchaser may require to resign as director(s) and authorized representative of Rosedale with effect from the Completion Date; and

     (d) such person(s) as the Purchaser may nominate to be the authorized signatories for the operation of the bank accounts of Rosedale and cause the removal of such existing authorized signatories as the Purchaser may direct.

4.5 Against performance of the obligations by the Vendor under Clauses 4.2, 4.3 and 4.4, the Purchaser shall pay to the Vendor, or to such other party as the Vendor may direct, the sum of HK$500,000 as referred to in Clause 3.

4.6 If the Vendor shall fail to do anything required to be done by them under Clauses 4.2, 4.3 and 4.4, without prejudice to any other right or remedy available to the Purchaser, the Purchaser may:

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     (a)  defer Completion to a day not later than twenty-one (21) days after the date fixed for Completion (and so that the provisions of this paragraph (a) shall not apply to Completion as so deferred); or

     (b) proceed to Completion so far as practicable but without prejudice to the Purchaser's rights to the extent that the Vendor shall not have complied with their obligations hereunder; or

     (c) rescind this Agreement without liability on its part and all monies paid by the Purchaser to the Vendor hereunder shall be repaid to the Purchaser in full without any deduction forthwith.

4.7  Clauses 5, 6, 7, 9, 10, 11, 12, 13, 14, 15, 16, 17 and 18 shall survive
     Completion.


5.   WARRANTIES

5.1 The Vendor hereby represents and warrants to the Purchaser that the Warranties are true and accurate in all respects as at the date of this Agreement and will continue to be so up to and including the Completion Date and acknowledges that the Purchaser, in entering into this Agreement, is relying on, among other matters, such Warranties. For the avoidance of doubt, the liabilities and obligations of the Vendor under the Warranties shall in no circumstances be lessened, modified, relieved or otherwise reduced due to any actual or constructive knowledge of the Purchaser of any facts or events relating to the business, operations or otherwise of the Company or Rosedale.

5.2 The Vendor agrees that the Purchaser shall treat each of the Warranties as a condition of this Agreement. In addition, each of the Warranties is without prejudice to any other Warranty and, except where expressly otherwise stated, no provision in any Warranty shall govern or limit the extent or application of any other provision in any Warranty.

5.3 The Vendor agrees to fully indemnify and keep the Purchaser fully indemnified on demand from and against all losses, liabilities, damages, costs and expenses (including legal expenses) which the Purchaser may incur or sustain from or in consequence of any of the Warranties not being correct or fully complied with or any breach by the Vendor of any of the provisions of this Agreement. This indemnity shall be without prejudice to any other rights and remedies of the Purchaser in relation to any such breach and all such rights and remedies are hereby reserved.

5.4 The Warranties shall survive Completion and the rights and remedies of the Purchaser in respect of any breach of the Warranties shall not be affected by Completion or by any investigation made by or on behalf of the Purchaser into the affairs of the Company or Rosedale or by the Purchaser rescinding, or failing to rescind this Agreement, or failing to exercise or delaying the exercise of any right or remedy, or by any other event or matter whatsoever, except a specific and duly authorized written waiver or release and no single or partial exercise of any right or remedy shall preclude any further or other exercise.

5.5 If at any time before Completion, the Purchaser finds that any of the Warranties is incorrect or any undertakings given by the Vendor is breached or has not been or is (in the reasonable opinion of the Purchaser) incapable of being rectified the Purchaser may rescind this Agreement by written notice to the Vendor and all monies paid by the Purchaser to the Vendor hereunder shall be repaid to the Purchaser in full without any deduction forthwith.

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5.6  It is agreed between the parties that, (without limitation or prejudice to any rights accruing to the Purchaser pursuant to any of the provisions of this Agreement or otherwise available to the Purchaser) in the event of there being discovered a breach of any Warranty or any of the provisions of this Agreement, any damages or compensation to which the Purchaser may be entitled shall be calculated on whichever of the following bases the Purchaser shall elect, that is to say either:

     (a) there shall be paid to the Purchaser such sum as shall represent the difference between the total amount contracted to be paid or satisfied or to be procured to be paid or satisfied by the Purchaser and such amount as the Purchaser would have been willing to pay if it had full knowledge of the events, conditions or situations which caused or resulted in the breach of the said Warranty or provision of this Agreement, plus any and all expenses and costs, including without limitation attorney's fees and expenses, to enforce this provision and to collect such sum; or

     (b) there shall be paid to the Purchaser the sum which if paid to the Company and/or Rosedale concerned would, in light of all the circumstances, be necessary to put the Company and/or Rosedale concerned into the same position in which it would have been had the said Warranty been true and accurate and such events, conditions or situations which caused or resulted in the breach of the Warranty or the provision of this Agreement did not exist, plus any and all expenses and costs, including without limitation attorney's fees and expenses, to enforce this provision and to collect such sum.

5.7 The Purchaser's rights under the above clauses are in addition to and without prejudice to all other rights and remedies available to it and its exercise of or its failure to exercise its rights under any of the above clauses shall not constitute a waiver of or prejudice any of its other rights under this Agreement.


6.   VENDOR'S UNDERTAKINGS

6.1 The Vendor covenants and undertakes that prior to Completion and without the prior written consent of the Purchaser, the Vendor shall procure that each of the Company and Rosedale shall not:

     (a) issue or agree to issue any shares, warrants or other securities or loan capital or grant or agree to grant any option over or right to acquire or convert into any share or loan capital or otherwise take any action which might result in the Purchaser (or its nominee) acquiring on Completion a percentage interest in the Company and Rosedale lower than that contemplated under this Agreement;

     (b) incur any expenditure on capital account or enter into any option in respect of any part of its assets (other than in its ordinary and usual course of business);

     (c) dispose of or agree to dispose of or grant any option in respect of any part of its assets (other than in its ordinary and usual course of business);

     (d)  borrow any money;

     (e) enter into any agreement, arrangement, commitment or otherwise incur any liabilities (other than in its ordinary and usual course of business);

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     (f)  make any loan, advances or other credits to any third party (other than in its ordinary and usual course of business);

     (g) declare make or pay any dividend or other distribution or do or suffer anything which may render its financial position less favourable than as at the date of this Agreement;

     (h) grant or issue or agree to grant or issue any mortgages charges debentures or other securities or give or agree to give any guarantees, indemnities, surety or security;

     (i) let or agree to let or otherwise part with possession or ownership of the whole or any part of the properties owned by the Company or Rosedale or purchase, take on lease or assume possession of any real property;

     (j)  employ any person;

     (k) permit any of its insurances to lapse or do anything which would make any policy of insurance void or voidable;

     (l) purchase or redeem any shares in the Company or Rosedale or provide financial assistance for any such purchase;

     (m) in any other way depart from the ordinary course of its respective day-to-day business either as regards the nature scope or manner of conducting the same;

     (n) alter any provisions of its memorandum or articles of association or other constitutional documents;

     (o) compromise, settle, release, discharge or compound any material civil, criminal, arbitration or other proceedings or any material liability, claim, action, demand or dispute or waive any right in relation to any of the foregoing;

     (p) repay any loan or monies to the shareholders of the Company or Rosedale; and

     (q) do any act or thing which will have or which will reasonably be expected to have a material and adverse effect on the financial position or prospects of the Company or Rosedale.


7.   TAX INDEMNITY

7.1  In this Clause 7, unless the context otherwise requires:

     (a) "EVENT" includes (without limitation) any omission, event, action or transaction whether or not any of the Company and Rosedale is a party thereto, the death of any person, a change in the residence of any person for any Tax purpose, a failure to make sufficient dividend payments to avoid an apportionment or deemed distribution of income and the entering into and completion of this Agreement and references to the result of events on or before the Completion Date include the combined result of two or more events one or more of which shall have taken place on or before the Completion Date (as the case may be); and

     (b) reference to income or profits or gains earned, accrued or received shall include income or profits or gains deemed to have been or treated as or regarded as earned, accrued or received for the purposes of any legislation.

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7.2  Subject as hereinafter provided, the Vendor hereby unconditionally and irrevocably covenant with and undertake to pay on demand to the Purchaser (at its election, for itself and as trustee for the Company and Rosedale) without recourse to the Company and/or Rosedale, a sum equal to the amount of:

     (a) any Tax liability of the Company and/or Rosedale resulting from or by reference to any income, profits or gains earned accrued or received on or before the Completion Date or any event on or before the Completion Date whether alone or in conjunction with other circumstances and whether or not such Tax is chargeable against or attributable to any other person;

     (b) any Tax liability of the Company and/or Rosedale that arises after Completion as a result of an act, omission or transaction by a person other than any of the Company and Rosedale and which liability to Tax falls upon the Company and/or Rosedale as a result of its having been in the same group for Tax purposes as that person at any time before Completion;

     (c) any Tax liability of the Company and/or Rosedale that would not have been payable had there been no breach of any of the Warranties and which is not the subject of the covenants above; and

     (d) all reasonable costs and expenses which are incurred by the Purchaser and/or the Company and/or Rosedale in connection with any of the matters referred to in this Clause 7 or in taking or defending any action under the covenants contained in this Clause 7 (including, without prejudice to the generality of the foregoing, all legal and other professional fees and disbursements).

7.3 The indemnity contained in this Clauses 7 does not cover any claim in respect of Taxation:

     (a) to the extent that provision has been made for such Taxation in the Accounts; or

     (b) as a result of transactions in the ordinary course of normal day to day operations of the relevant company since the Accounts Date unless liability for such Taxation would not have arisen but for some act or omission of, or transaction voluntarily effected by such company or the Vendor; or

     (c) to the extent that such claim arises or is incurred as a result of the imposition of Taxation as a consequence of any retrospective change in law or practice coming into force after the date hereof or to the extent such claim arises or is increased by an increase in rates of Taxation after the date hereof with retrospective effect.

7.4 No claim under the indemnity contained in Clause 7 shall be made if and to the extent that the Purchaser has been compensated pursuant to a claim made under other terms of this Agreement.


8.   ACCESS TO INFORMATION

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     The Vendor shall assist the Purchaser, its agents, representatives and professional advisers in obtaining promptly on request full access to all such facilities and information regarding the business, assets, liabilities, contracts and affairs of the Company and Rosedale and in respect and other evidence of ownership of the assets owned by the Company and Rosedale as the Purchaser may require.


9.   FURTHER ASSURANCE

     The Vendor shall execute, do and perform or procure to be executed, done and performed by other necessary persons all such further acts, agreements, assignments, assurances, deeds and documents as the Purchaser may require effectively to vest the registered and beneficial ownership of the Sale Share in the Purchaser or its nominee free from all Encumbrances and with all rights now and hereafter attaching thereto.


10.  CONFIDENTIALITY

     Other than such disclosure as may be required by law, governmental and regulatory authorities, the parties hereto shall not make any announcement or release or disclose any information concerning this Agreement or the transactions herein referred to or disclose the identity of the other party (save for the disclosure to their respective professional advisers under a duty of confidentiality) without the written consent of the other party (such consent not to be unreasonably withheld or delayed).


11.  TIME

     Time shall be of the essence of this Agreement, both as regards the dates and periods specifically mentioned and as to any dates and periods which may, by agreement in writing between or on behalf of the Vendor and the Purchaser, be substituted for them.


12.  ASSIGNMENT

     This Agreement shall be binding upon and enure for the benefit of the estates, personal representatives or successors of the parties but, save as expressly set out to the contrary, shall not be assignable save with written consent of the other party, provided that the Purchaser shall be entitled to transfer the rights and benefits under this Agreement to its nominee(s) or any other third party.


13.  ENTIRE AGREEMENT

     This Agreement (together with any documents referred to herein) constitutes the entire agreement between the parties hereto and supersedes all previous agreements, arrangements, statements, understandings or transactions between the parties hereto in relation to the matters hereof and the parties acknowledge that no claim shall arise in respect of any agreement so superseded.


14.  AMENDMENT

     Unless otherwise specifically provided for in this Agreement, any provision of this Agreement may be amended, varied, supplemented or waived only if the parties hereto agree in writing.

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15.  NOTICES AND OTHER COMMUNICATION

15.1 Any notice required or permitted to be given hereunder shall be given in writing in the English language delivered personally or sent by post (airmail if overseas) or by facsimile message to the parties hereto due to receive such notice at their addresses as set out below (or such other address as it may have notified to the other party hereto in accordance with this Clause 15).

15.2 Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if delivered personally, when left at the address set out below; (b) if sent by prepaid registered post or courier, 3 Business Days (or 5 Business Days if sent by airmail) after posting it; and (c) if sent by facsimile, when confirmation of its transmission has been recorded by the sender's fax machine.

15.3 (a) For the purpose of delivery of notices under this Agreement and the address of the Vendor are:

          Address    :  31st Floor, Bank of America Tower, 12 Harcourt Road,
                        Central, Hong Kong
          Attention  :  The Board of Directors

     (b) For the purpose of delivery of notices under this Agreement and the address of the Purchaser are:

          Address    :  OMC Chambers, P.O. Box 3152, Road Town, Tortola, British
                        Virgin Islands
          Attention  :  The Board of Directors

15.4 Nothing in this Clause 15 shall preclude the service of communication or the proof of such service by any mode permitted by law.


16.  COSTS AND STAMP DUTY

16.1 Each party shall bear his/its own costs and expenses (including legal fees) incurred in connection with the preparation, negotiation, execution and performance of this Agreement and all documents incidental or relating to Completion.

16.2 All stamp duty payable in connection with the sale and purchase of the Sale Share shall be borne by the Vendor on one part and the Purchaser on the other in equal shares.


17.  GENERAL

17.1 The provisions of this Agreement including the Warranties and indemnities herein contained insofar as the same shall not have been fully performed at Completion or any other requisite time shall remain in full force and effect notwithstanding Completion or after such requisite time.

17.2 This Agreement may be executed in one or more counterparts each of which shall be binding on each party by whom or on whose behalf it is so executed, but which together shall constitute a single instrument. For the avoidance of doubt, this Agreement shall not be binding on any party hereto unless and until it shall have been executed by or on behalf of all persons expressed to be the parties hereto.

17.3 Any right of rescission conferred upon any party hereby shall be in addition to and without prejudice to all other rights and remedies available to it and no exercise or failure to exercise such a right of rescission shall constitute a waiver by such party of any such other right or remedy.

17.4 No failure or delay by the Vendor or the Purchaser in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by a party of any breach by the other party of any provisions hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.


18.  GOVERNING LAW AND JURISDICTION

18.1 This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and the parties hereto submit to the non-exclusive jurisdiction of the Hong Kong courts for the purpose of determining or enforcing any claim arising hereunder.

18.2 The Vendor irrevocably appoints the board of directors of 31st Floor, Bank of America Tower, 12 Harcourt Road, Central, Hong Kong as its process agent to receive on behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the Vendor). If for any reason such process agent ceases to be able to act as process agent, or no longer has any address in Hong Kong, the Vendor irrevocably agrees to appoint or substitute process agent acceptable to the Purchaser and to deliver to the Purchaser a copy of the new process agent's acceptance of that appointment within five (5) days.

18.3 The Purchaser irrevocably appoints Investgold Limited (for the attention of the Director) of Room 203, Siu Fat Industrial Building, 139-141 Wai Yip Street, Kwun Tong, Kowloon, Hong Kong as its process agent to receive on behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the Purchaser). If for any reason such process agent ceases to be able to act as process agent, or no longer has any address in Hong Kong, the Purchaser irrevocably agrees to appoint or substitute process agent acceptable to the Vendor and to deliver to the Vendor a copy of the new process agent's acceptance of that appointment within five (5) days.

IN WITNESS whereof this Agreement has been duly executed by all parties hereto the day and year first above written.



THE VENDOR

SIGNED by
DR. ALLAN YAP                       )
For and on behalf of                )
                                    ) /s/ Dr. Allan Yap
CHINA ENTERPRISES                   ) ------------------------------------------
 LIMITED                            )
in the presence of:                 )





THE PURCHASER

SIGNED by                           )
BRIGHTCHEER INVESTMENT              )
 LIMITED                            ) /s/ Brightcheer Investment Limited
for and on behalf of                ) ------------------------------------------
                                    )
MARTIN PACIFIC LIMITED              )
in the presence of:                 )

                                   SCHEDULE 1

                                     PART A

                           PARTICULARS OF THE COMPANY

Name of the Company           :  Manwide Holdings Limited

Company number                :  584221

Date of incorporation         :  3 March 2004

Place of incorporation        :  British Virgin Islands

Address of registered office  :  Offshore Incorporations Limited, P.O. Box 957,
                                 Offshore Incorporations Centre, Road Town,
                                 Tortola , British Virgin Islands

Authorized share capital      :  US$50,000 divided into 50,000 shares of US$1.00
                                 each

Issued share capital          :  US$1.00

Director(s)                   :  Cheung Hon Kit
                                 Wong Lai Shun, Benny

Shareholder(s)                :  Name                 Number of    Percentage of
(ordinary Shares)                ----                 Share(s)     shareholding
                                                      ---------    -------------

                                 China Enterprises    1            100%
                                 Limited

Subsidiaries                  :  The Rosedale Luxury Hotel & Suites Limited

                                   SCHEDULE 1

                                     PART B

                             PARTICULARS OF ROSEDALE

Name of the Company           :  The Rosedale Luxury Hotel & Suites Limited

Company number                   (CHINESE CHARACTERS)

Date of incorporation         :  30 August 2004

Place of incorporation        :  The PRC

Address of registered office  :  (CHINESE CHARACTERS)

Registered share capital      :  US$20,000,000.00

Authorized representative     :  (CHINESE CHARACTERS)

Shareholder(s)                :  Name                             Percentage of
                                 ----                             shareholding
                                                                  --------------

                                 Manwide Holdings Limited         100%

Subsidiary                    :  Nil

                                   SCHEDULE 2

                                   WARRANTIES


1.   INFORMATION

     The facts and information set out in the recitals, the Schedules and all documents and other information which has been provided in writing to the Purchaser or its representatives or advisers by the Vendor, the Company or Rosedale or by any director, officer or other representative of the Vendor, the Company or Rosedale or by their respective professional advisers or other agents was when given and is now true and accurate in all material respects. There is no fact or matter which has not been disclosed which renders any such information untrue, inaccurate or misleading or the disclosure of which might reasonably affect the willingness of a willing purchaser to purchase the Sale Share in accordance with the provisions of this Agreement.


2.   COMPLIANCE AND ABILITY TO SELL

2.1  Compliance

     (i) Each of the Company and Rosedale is a duly organised limited liability, company validly existing under the laws of the place of its incorporation and is duly registered and qualified in each other jurisdiction in which it conducts its business, and has the corporate powers and authority to carry on the business presently carried on by it and to own and hold the assets used therewith.

     (ii) Each of the Company and Rosedale has complied with the provisions of all applicable laws, regulations, orders, licenses, permits and similar items applicable to it, its memorandum and articles of association (and all orders notices and directions made thereunder) and all applicable codes or practices in all material respects.

     (iii) Each of the Company and Rosedale has all necessary licences, permits, consents and authorities for the proper and effective carrying on of its business and holding of its assets and all such licences, permits, consents and authorities are valid and subsisting.

     (iv) All returns, particulars, resolutions and other documents required to be filed with or delivered to the registrar of companies or to any other authority whatsoever by each of the Company and Rosedale have been correctly and properly prepared and so filed or delivered.

     (v) All the accounting records, statutory and other books and records (including the register of members), and other deeds documents records, data and information of each of the Company and Rosedale are, and have since its incorporation been, kept up to date, properly, accurately and consistently completed and are a complete and accurate record of all acts and transactions of the Company and Rosedale (as the case may be) and of all matters required by law or best business practice to be recorded or registered therein. None of the Company and Rosedale has received any application or request for rectification of any such register and all such registers are in the possession of the Company and Rosedale (as the case may be).

     (vi) All title deeds and other documents required to show title to the assets of each of the Company and Rosedale (duly stamped where necessary) and all other documents and agreements to which any of the Company and Rosedale is a party and all other documents, records and correspondence of the business owned by, or which ought to be in the possession of, the Company and Rosedale are in the possession of the Company and Rosedale (as the case may be).

2.2  Power

     The Vendor has full power to enter into and perform this Agreement and this Agreement will constitute, binding obligations on the Vendor, enforceable in accordance with its terms.


3.   CAPITAL STRUCTURE

3.1  Company

     (i) The Vendor is the sole legal and beneficial owner of the Sale Share and is entitled to sell and transfer the full legal and beneficial ownership of the same to the Purchaser (or its nominee) free from all Encumbrances. The Sale Share constitute the entire issued share capital of the Company as at the date of this Agreement and as at Completion and is fully paid up and has not been issued in violation of any pre-emptive right or similar right.

     (ii) There is no Encumbrance or other form of agreement (including conversion rights and rights of pre-emption) or security on, over or affecting all or any of the Sale Share or any unissued shares, debentures or other securities of the Company and there is no agreement or commitment to give or create any of the foregoing, and no claim has been made by any person to be entitled to any of the foregoing, and no person has the right (whether exercisable now or in the future and whether contingent or not) to call for the issue of any share or loan capital of the Company under any of the foregoing. There are no options, warrants or other rights to acquire any capital stock of the Company.

     (iii) The Company does not have any Liabilities, otherwise than disclosed in the Management Accounts, and has not entered into any agreement, arrangement, commitment, guarantee, warranty or understanding (whether legally enforceable or not) which remains subsisting as at Completion and other than holding of the share capital of Rosedale as at the date of this Agreement and as at Completion, the Company does not hold, otherwise than disclosed in the Management Accounts, any material asset or property nor has any employee.

3.2  Rosedale

     (i) The Company is the legal and beneficial owner of the entire registered share capital of Rosedale free from all Encumbrances as at the date of this Agreement and as at Completion and is fully paid up and has not been issued in violation of any pre-emptive right or similar right.

     (ii) There is no Encumbrance or other form of agreement (including conversion rights and rights of pre-emption) or security on, over or affecting the issue shares or any unissued shares, debentures or other securities of Rosedale and there is no agreement or commitment to give or create any of the foregoing, and no claim has been made by any person to be entitled to any of the foregoing, and no person has the right (whether exercisable now or in the future and whether contingent or not) to call for the issue of any share or loan capital of Rosedale under any of the foregoing. There are no options, warrants or other rights to acquire any issued capital Rosedale.

     (iii) Otherwise than disclosed in the Management Accounts of Rosedale does not hold any material asset or property and has not entered into any agreement, arrangement, commitment, guarantee, warranty or understanding (whether legally enforceable or not) which remains subsisting as at Completion.


4.   MANAGEMENT ACCOUNTS

4.1  The Management Accounts :

     (i) were prepared in all material respects in accordance with HK GAAP in respect of the Management Accounts of the Company and PRC GAAP in respect of the Management Accounts of Rosedale;

     (ii) give a true and fair view of the assets, liabilities and commitments of the Company and Rosedale as at the Accounts Date and its profits or losses for the financial period ended on that date;

     (iii) are not affected by any extraordinary, exceptional or non-recurring item except specified therein;

     (iv) properly reflect the financial position of the Company and Rosedale as at the Accounts Date;

     (v) fully disclose all the assets and liabilities of the Company and Rosedale as at the Accounts Date.

4.2 Save as disclosed, the receivables of both trade and non-trade nature as reflected in the Management Accounts are fully recoverable within twelve
     (12) months from the date of Completion.

4.3 All accounts, books, ledgers and records of the Company and Rosedale have been properly maintained so that they accurately present and reflect in accordance with generally accepted accounting principles, standards and practice all transactions entered into by the Company and Rosedale or to which they have been parties thereto.

4.4  Matters since the Accounts Date

     (i)   Since the Accounts Date :-

           (a) full and proper records and books of account of the transactions dealings and affairs of each of the Company and Rosedale have been substantially kept, and full and proper entries have been made in all material respects;

           (b) the business of each of the Company and Rosedale has been carried on in the ordinary course of its business both as regards the nature, scope and manner of conducting the business and so as to maintain the business as a going concern and there has been no material change in the business of any of the Company and Rosedale, except as otherwise described herein or contemplated hereby;

           (c) none of the Company and Rosedale has acquired or disposed of any material assets nor has it incurred any capital expenditure or material liabilities other than in the ordinary course of business;

           (d) no resolutions in general meeting have been passed by any of the Company and Rosedale and nothing has been done in the conduct or management of the affairs of any of the Company and Rosedale which may reasonably be considered likely to prejudice the interests of the Purchaser as purchaser of the Sale Share;

           (e) none of the Company and Rosedale has entered into any material contracts not in the ordinary course of business.

     (ii) In relation to all financing arrangements to which any of the Company and Rosedale is a party and to the best knowledge and belief of the Vendor:-

           (a) there has not been any contravention or non-compliance with any provision of any such document in any material respect;

           (b) no steps for the enforcement of any encumbrances have been taken or threatened;

           (c) no event has occurred which would entitle any third party (with or without the giving of notice) to call for the repayment by any of the Company and Rosedale of indebtedness prior to its normal maturity date.

     (iii) Other than incurred in the ordinary course of business, none of the Company and Rosedale has incurred any fees, expenses, charges, commitments, liabilities (whether actual or contingent), indebtedness or otherwise since the Accounts Date.

     (iv) There has been no material adverse change to the financial position and trading position of each of the Company and Rosedale since the Accounts Date.


5.   TAXATION

5.1 All notices, returns and computations of the Company and Rosedale for the purposes of Taxation have been made punctually on a proper basis and are correct and none of them is, or is likely to be, the subject of any dispute with any fiscal authority.

5.2 All Taxation which the Company and/or Rosedale is liable to pay prior to Completion has been or will be so paid prior to Completion.

5.3 None of the Company and Rosedale has paid or become liable to pay any penalty, fine or interest charged by virtue of the provisions of any Taxation statute, law, rule or regulation.

5.4  (i)   All tax deductible and payable under any Taxation statute, law, rule or regulation has, so far as is required to be deducted, been deducted from all payments made or treated as made by the Company and/or Rosedale and all amounts due to be paid to all relevant Taxation authorities prior to the date of this Agreement have been so paid.

     (ii) All payments by the Company and Rosedale to any person which ought to have been made under deduction of tax have been so made and each of the Company and Rosedale (if required by law to do so) has accounted to the relevant fiscal authority for the tax so deducted.

     (iii) Proper records have been maintained in respect of all such deductions and payments and all applicable regulations have been complied with.

5.5 None of the Company and Rosedale has since their respective dates of incorporation been the subject of a discovery, audit or investigation by any Taxation authority and there are no facts which are likely to cause a discovery, audit or investigation to be made.

5.6 Full provision or reserve has been made in the Accounts for all Taxation assessed or liable to be assessed on each of the Company and Rosedale or for which it is accountable in respect of income, profits or gains earned, accrued or received on or before the Accounts Date, and proper provision has been made in the Accounts for deferred taxation in accordance with internationally accepted accounting standards.

5.7 Each of the Company and Rosedale has sufficient records to permit accurate calculation of the tax liability or relief which would arise upon a disposal or realisation on completion of each asset owned by the Company and Rosedale at the Accounts Date or acquired by the Company or Rosedale before Completion.

5.8 Each of the Company and Rosedale has duly submitted all claims and disclaimers the making of which has been assumed for the purposes of the Accounts.


6.   PROCEEDINGS

6.1 None of the Company and Rosedale is engaged in any litigation or arbitration proceedings and there are no lawsuits or arbitration proceedings pending or threatened by or against the Company and/or Rosedale or any person for whose acts or defaults the Company and/or Rosedale may be vicariously liable.

6.2  No injunction has been granted against the Company and/or Rosedale.

6.3 None of the Company and Rosedale is subject to any order or judgment given by any court or governmental agency which is still in force.

6.4 None of the Company and Rosedale has given any undertaking to any court or to any third party arising out of any legal proceedings.

6.5 There is no matter or fact in existence which might give rise to any legal proceedings or arbitration involving the Company and/or Rosedale including any which might form the basis of any criminal prosecution against the Company and/or Rosedale.

6.6 No governmental or other investigation or inquiry is in progress or threatened in respect of the Company or Rosedale or its business and there are no circumstances likely to lead to any of the same.

6.7 None of the Company and Rosedale is insolvent nor unable to pay its debts as they fall due. No order has been made or petition presented or resolution passed for the winding up of the Company or Rosedale and no distress, execution or other process has been levied on any of their respective assets.

6.8 No administrative or other receiver has been appointed by any person of the business or assets of the Company or Rosedale or any part thereof, nor has any order been made or petition presented for the appointment of an administrator in respect of the Company or Rosedale.

                                       22